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                                   EXHIBIT 23




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-61516) of The Robert Mondavi Corporation of our report dated July 25, 1997 appearing on page 39 of the 1997 Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 13 of this Form 10-K.


/s/  PRICE WATERHOUSE LLP
Price Waterhouse LLP
San Francisco, CA
September 29, 1997